Exhibit 99.1
DELTA PETROLEUM CORPORATION
Daniel Taylor, Chairman
Carl Lakey, CEO
Kevin Nanke, Treasurer and CFO
Broc Richardson, V.P. Corporate Development and IR
370 17th Street, Suite 4300
Denver, Colorado 80202
For Immediate Release
DELTA PETROLEUM CORPORATION ANNOUNCES CLOSING OF NON-CORE
ASSET SALE TO WAPITI OIL & GAS
The Company Also Schedules Second Quarter Investor Conference Call for August 10, 2010
     DENVER, Colorado (August 2, 2010) — Delta Petroleum Corporation (The “Company” or “Delta”) (NASDAQ Global Market: DPTR), an independent oil and gas exploration and development company, announced today that it has closed on its previously announced transaction with Wapiti Oil & Gas, L.L.C. (“Wapiti”) to sell various non-core assets. Of the $130 million purchase price, $112 million was received by the Company at closing and used to reduce bank debt and to pay transaction costs. The remaining $18 million will be held in escrow until third party consents are obtained for the assignment of the Company’s working interest in certain properties that were a part of the transaction. The Company anticipates receiving the consents and escrowed funds by the end of August.
     Carl Lakey, the Company’s CEO stated, “The successful closing of this non-core asset sale allows us to significantly reduce our bank debt and to concentrate our capital and personnel on our operated Vega asset. With a stronger liquidity position and a more focused approach on our operations, we can now work towards increasing production and proved reserves in the Piceance Basin.”
     The Company will update the details of the transaction, as well as provide financial results for the second quarter, in its investor conference call scheduled for Tuesday, August 10, 2010 at 12:00 noon Eastern Time,10:00 am Mountain Time. Shareholders and other interested parties may participate in the conference call by dialing 877-317-6789 (international callers dial 412-317-6789) and referencing the ID code “Delta Petroleum call,” a few minutes before 12:00 noon Eastern Time on August 10, 2010. The call will also be broadcast live and can be accessed through the Company’s website at http://www.deltapetro.com/eventscalendar.html. A replay of the conference call will be available one hour after the completion of the conference call from August 10, 2010 until August 19, 2010 by dialing 877-344-7529 (international callers dial 412-317-0088) and entering the conference ID 443139.
     Morgan Stanley & Co. Incorporated and Evercore Group L.L.C. acted as financial advisors to Delta in connection with this transaction.
ABOUT DELTA PETROLEUM
     Delta Petroleum Corporation is an oil and gas exploration and development company based in Denver, Colorado. The Company’s core areas of operations are in the Rocky Mountain region, where the majority of its operated properties and long-term growth prospects are located. Its common stock is listed on the NASDAQ Global Market System under the symbol “DPTR.”
FORWARD-LOOKING STATEMENTS
     Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, use of proceeds, adequacy of capital provided by transaction, anticipated liquidity and production levels and timing with respect to required consents and escrow release. Readers are cautioned that all forward-looking statements are based on management’s present expectations, estimates and projections, but involve risks and uncertainty, including without limitation, uncertainties in the closing process under the definitive agreements, the ability to obtain necessary third party consents, as well as general market conditions, competition and pricing. Please refer to the Company’s report on Form 10-K for the year ended December 31, 2009 and subsequent reports on Forms 10-Q and 8-K as filed with the Securities and Exchange Commission for additional information. The Company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
     For further information contact the Company at (303) 293-9133 or via email at investorrelations@deltapetro.com
SOURCE: Delta Petroleum Corporation